UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: December 4, 2009)

North American Galvanizing & Coatings, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-3920	71-0268502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5314 South Yale Avenue,  Suite 1000, Tulsa, Oklahoma 74135

(Address of principal executive offices)              (Zip Code)

(Registrant’s telephone number, including area code):   (918) 494-0964

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7.    REGULATON FD

Item 7.01  Regulation FD Disclosure

Amendment to 2009 Incentive Stock Plan

On December 4, 2009, the Board of Directors of North American Galvanizing & Coatings, Inc. (the “Company”) approved a recommendation proposed by the Company’s Compensation Committee to make a non-material amendment to the 2009 Incentive Stock Plan related to the Company’s Director Stock Unit Program.

The amendment revises the Director Stock Unit Program to adjust the amount by which the Company will match a director’s deferred fees from seventy five percent (75%) to one hundred percent (100%).  This amendment is an extension of the July, 2009 amendment that requires all directors to mandatorily defer 100% of their fee into the Company’s Director Stock Unit Program.

The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Current Report.  This information is not filed but is furnished pursuant to Regulation FD.

SECTION 9.    FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

Exhibits:

10.1           North American Galvanizing & Coatings, Inc. 2009 Incentive Stock Plan (Amended and Restated as of December 4, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN GALVANIZING & COATINGS, INC.

Date: January 22, 2010	By:	/s/ Beth B. Pulley
Beth B. Pulley Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1           North American Galvanizing & Coatings, Inc. 2009 Incentive Stock Plan (Amended and Restated as of December 4, 2009)